Vitacost.com Announces Results for the Fourth Quarter and Full Year 2011

Fourth Quarter New Customer Additions Up 98% to 254,000

BOCA RATON, Fla., March 15, 2012 – Vitacost.com, Inc. (NASDAQ:VITC), a leading online retailer and direct marketer of health and wellness products, reported financial results for the fourth quarter and full year ended December 31, 2011. The Company reported a 36% increase in the number of shipped orders in the fourth quarter of 2011, as new customers grew 98% on a year-over-year basis to 254,531. New customer growth was driven by significantly accelerated growth from Amazon.com and strong results from the Company’s new marketing initiatives.

The Company reported net sales of $67.4 million for the fourth quarter of 2011, a 14% increase from net sales of $59.2 million for the fourth quarter of 2010. Gross profit was $15.7 million, in the fourth quarter of 2011, up 13% year-over-year. Reported operating income was ($3.6) million in the fourth quarter of 2011 compared to ($6.5) million in the fourth quarter of 2010. Non-GAAP adjusted EBITDA for the fourth quarter was ($1.7) million compared to ($1.4) million in fourth quarter of 2010.

"The success of our new marketing programs has exceeded our expectations, as we nearly doubled the number of new customer additions during the quarter,” stated Jeffrey Horowitz, Vitacost.com’s Chief Executive Officer. “Our sales momentum has continued into the first quarter of 2012. We are acquiring new customers at an accelerated pace and working to optimize the Amazon.com channel. We continue to deliver on our long-term sales growth initiatives to expand our customer base and product offerings as we increase awareness of the Vitacost brand. We are excited about the outlook for Vitacost, as our executive management team is now complete and we have launched our new brand identity, advertising campaign and revitalized website, which should lead to continued levels of accelerated growth as we work to achieve our long-term financial goals.”

Fourth Quarter Financial Highlights

Customer Acquisition: The Company added 254,531 new customers in the fourth quarter of 2011, an increase of 98% year-over-year. The growth was driven by the success of the Refer-A-Friend campaign and accelerated growth on Amazon.com, combined with the continued effort to optimize the Company’s online marketing activities.

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Active Customer Base: The Company ended the fourth quarter of 2011 with 1.4 million active customers, up 22% year-over-year.

Average Order Value: AOV for the fourth quarter was $68.67, a decline of 14% year-over-year. The year-over-year decline in AOV was primarily attributable to a significant increase in the number of orders placed on Amazon.com and generated through the Refer-A-Friend campaign. The Company’s AOV, excluding these two initiatives was consistent with the fourth quarter of 2010. While these programs have led to a significant increase in the number of new customers, initial orders carried a substantially lower AOV. The Company continues to evaluate and optimize its marketing efforts on the Amazon.com channel.

Gross Margin: Gross margin was 23.2% compared to 23.4% in the fourth quarter of 2010. The slight decline in gross margin was primarily due a shift in product mix with 78.0% of total product sales stemming from third party products in the fourth quarter of 2011 compared to 73.1% in the fourth quarter of the prior year, partially offset by a net reduction in shipping costs.

Sales & Marketing Expense: Sales and marketing expense was $6.1 million or 9.0% of sales in the fourth quarter of 2011, compared to $4.6 million or 7.8% of sales in the fourth quarter of 2010. The year-over-year increase was primarily the result of increased online advertising spending and fees paid to affiliates and partners, which drove strong customer acquisition in the quarter.

Fulfillment Expense: Fulfillment expense on a per order shipped basis remained flat year-over-year. As a percentage of sales, expenses increased to 9.9% for the fourth quarter of 2011 from 8.3% in the fourth quarter of 2010 primarily due to the lower AOV realized in the quarter.

Cash and Cash Equivalents: The Company had cash and cash equivalents of $12.9 million as of December 31, 2011. On February 21, 2012, the Company closed a private placement of common stock and warrants for approximately $34.8 million, which will be used to support the Company’s growth.

2011 Full Year Financial Results

For the full year of 2011, the Company reported net sales of $260.5 million, an 18.1% increase from net sales of $220.7 million for 2010. Gross profit was $59.9 million for the full year 2011, up 6.1% year-over-year. Gross margin was 23.0% compared to 25.6% for the full year 2010. Reported operating income was ($14.8) million in 2011 compared to ($13.5) million in 2010.

During 2011, the Company recorded $3.4 million in expenses primarily associated with the Strategic Review and Equity Capitalization issue. During 2010, the Company recorded $10.6 million in expenses associated with the proxy contest, Strategic Review, Settlement of the Derivative Lawsuit, and Equity Capitalization issue. Excluding these items in both periods, the Company would have reported non-GAAP adjusted EBITDA of ($4.2) million in 2011 compared to $3.7 million in 2010.

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Analyst Day

The Company announced it will host an analyst day in New York City in June 2012. The meeting will include presentations from the Executive Management team.

E-Commerce Metrics

A copy of historical e-commerce metrics is available on the Company's website at http://investor.vitacost.com/events.cfm.

Conference Call Information

The Company will host a conference call to discuss these results and will provide additional comments and details at that time. Participating on the call will be Jeff Horowitz, the Company’s Chief Executive Officer and Brian Helman, Chief Financial Officer.

The conference call is scheduled to begin at 10:00 a.m. EDT on March 15, 2011. The call will be broadcast live over the Internet hosted on the Investor Relations section of Vitacost.com's website at http://investor.vitacost.com/events.cfm, and will be archived online through March 29, 2012. In addition, you may dial (877) 705-6003 to listen to the live broadcast.

A telephonic playback will be available from 1:00 p.m. EDT, March 15, 2012, through March 29, 2012. Participants can dial (877) 870-5176 to hear the playback. The pass code is 390262.

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About Vitacost.com, Inc.

Vitacost.com, Inc. (NASDAQ: VITC) is a leading online retailer and direct marketer of health and wellness products, including dietary supplements such as vitamins, minerals, herbs and other botanicals, amino acids and metabolites, as well as cosmetics, organic body and personal care products, pet products, sports nutrition and health foods. Vitacost.com, Inc. sells these products directly to consumers through its website, www.vitacost.com. Vitacost.com, Inc. strives to offer its customers the broadest selection of healthy living products, while providing superior customer service and timely and accurate delivery.

Forward-Looking Statements

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements made herein, which include statements regarding the Company’s future growth prospects, future financial performance, and customer acquisition strategy and expectations regarding the pace of customer growth, involve known and unknown risks and uncertainties, which may cause the Company’s actual results in current or future periods to differ materially from those anticipated or projected herein. Those risks and uncertainties include, among other things, the current global economic downturn or recession; difficulty expanding the Company’s manufacturing and distribution facilities; significant competition in the Company’s industry; unfavorable publicity or consumer perception of the Company’s products on the Internet; the incurrence of material product liability and product recall costs; inability to defend intellectual property claims; costs of compliance and the Company’s failure to comply with government regulations; the Company’s failure to keep pace with the demands of customers for new products; disruptions in the Company’s manufacturing system, including information technology systems, or losses of manufacturing certifications; or the lack of long-term experience with human consumption of some of the Company’s products with innovative ingredients. Those and other risks are more fully described in the Company’s filings with the Securities and Exchange Commission, including the Company’s Form 10-K for the full year ended December 31, 2011 and in the Company's subsequent filings with the Securities and Exchange Commission made prior to or after the date hereof.

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Discussion of Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with GAAP, Vitacost.com uses the non-GAAP measure of adjusted EBITDA, defined as earnings before interest, taxes, depreciation, and amortization of intangible assets. To adjust for the impact of certain matters in 2010 and 2011, the Company has further adjusted the EBITDA calculation to exclude the impact of stock-based compensation expense and expenses from certain legal actions, settlements and related costs, severance costs, and certain other charges and credits. These non-GAAP measures are provided to enhance the user’s overall understanding of the Company’s current financial performance. Management believes that adjusted EBITDA provides useful information to the Company and to investors by excluding certain items that may not be indicative of the Company’s core operating results. However, adjusted EBITDA should not be considered in isolation, or as a substitute for, or as superior to, net income/loss, cash flows, or other consolidated income/loss or cash flow data prepared in accordance with GAAP, or as a measure of the Company’s profitability or liquidity. Although adjusted EBITDA is frequently used as a measure of operating performance, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. Operating income (loss) is the closest financial measure prepared by the Company in accordance with GAAP in terms of comparability to adjusted EBITDA. Attached at the end of this release is a reconciliation of reported operating income (loss) determined under GAAP to the presentation of adjusted EBITDA.

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Vitacost.com, Inc.

Consolidated Balance Sheets

December 31, 2011 and December 31, 2010

($ in 000s)

	For the Year ended December 31,
Assets	2011	2010
Current Assets
Cash and cash equivalents	$12,939	$11,952
Securities available for sale	-	10,912
Accounts receivable	2,169	440
Other receivables	264	1,087
Inventory, net	34,822	29,828
Prepaid expenses	1,913	1,361
Other assets	2,568	3,553
Total current assets	54,674	59,134

Property and equipment, net	33,629	38,011

Goodwill	2,200	2,200
Intangible assets, net	1	5
Deposits	125	114
	2,326	2,319

Total assets	$90,629	$99,464

Liability and Stockholders' Equity
Current Liabilities
Current maturities of notes payable	$-	$59
Accounts payable	30,250	23,892
Deferred revenue	4,573	2,134
Accrued expenses	6,425	10,672
Total current liabilities	41,247	36,757

Deferred tax liability	574	521
Total liabilities	$41,821	$37,278

Commitments and Contingencies

Stockholders' Equity
Preferred stock, par value $.00001 per share; authorized 25,000,000;
no shares issued and outstanding at December 31, 2011,
and December 31, 2010, respectively	-	-
Common stock, par value $.00001 per share; authorized 100,000,000;
27,974,553, and 27,780,453 shares issued and outstanding at	-	-
December 31, 2011, and December 31, 2010, respectively
Additional paid-in capital	76,262	74,830
Accumulated other comprehensive loss	-	(20)
Retained earnings/(Accumulated Deficit)	(27,455)	(12,624)
Total stockholders' equity	48,807	62,185
Total liabilities and stockholders' equity	$90,629	$99,464

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Vitacost.com, Inc.

Condensed Consolidated Statement of Operations ($ in 000s)

(Unaudited)

	Three Months Ended
	December 31, 2011			December 31, 2010
	As		Excluding	As		Excluding
	Reported	Adjustments	Adjustments	Reported	Adjustments	Adjustments

Net Sales	$67,414		$67,414	$59,240		$59,240

Cost of Goods Sold	51,759		51,759	45,361		45,361
Gross Profit	15,655		15,655	13,879		13,879

Fulfillment	6,651		6,651	4,890		4,890
Sales & Marketing	6,074		6,074	4,632		4,632
General & Administrative	6,495	357	6,139	10,810	3,104	7,706
Total Operating Expenses	19,221		18,864	20,333		17,228

Operating Income	(3,566)		(3,209)	(6,454)		(3,349)

Interest Income	2		2	34		34
Interest Expense	-		-	41		41
Other Income (Expense)	9		9	14		14

Income (loss) before taxes	(3,555)		(3,199)	(6,365)		(3,261)
Income tax (expense) benefit	(13)	-	(13)	(4,281)	(5,338)	1,057

Net Income (loss)	$(3,568)		$(3,212)	$(10,646)		$(2,204)

EPS
Basic	$(0.13)		$(0.12)	$(0.38)		$(0.08)
Fully Diluted	$(0.13)		$(0.12)	$(0.38)		$(0.08)

Basic Shares Outstanding	27,900		27,900	27,771		27,771
Fully Diluted Shares Outstanding	27,900		27,900	27,771		27,771

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Vitacost.com, Inc.

Condensed Consolidated Statement of Operations ($ in 000s)

(Audited)

	Year Ended
	December 31, 2011			December 31, 2010
	As		Excluding	As		Excluding
	Reported	Adjustments	Adjustments	Reported	Adjustments	Adjustments

Net Sales	$260,523		$260,523	$220,680		$220,680

Cost of Goods Sold	200,597	(454)	201,051	164,206		164,206
Gross Profit	59,927		59,473	56,475		56,475

Fulfillment	22,290	94	22,196	17,354		17,354
Sales & Marketing	22,842	892	21,949	18,728		18,728
General & Administrative	29,620	2,893	26,727	33,919	10,606	23,313
Total Operating Expenses	74,752		70,873	70,000		59,394

Operating Income	(14,825)		(11,400)	(13,525)		(2,919)

Interest Income	26		26	128		128
Interest Expense	(3)		(3)	(341)		(341)
Other Income (Expense)	24		24	38		38

Income (loss) before taxes	(14,779)		(11,353)	(13,700)		(3,094)
Income tax (expense) benefit	(53)	-	(53)	(1,491)	(2,587)	1,096

Net Income (loss)	$(14,831)		$(11,406)	$(15,191)		$(1,998)

EPS
Basic	$(0.53)		$(0.41)	$(0.55)		$(0.07)
Fully Diluted	$(0.53)		$(0.41)	$(0.55)		$(0.07)

Basic Shares Outstanding	27,829		27,829	27,704		27,704
Fully Diluted Shares Outstanding	27,829		27,829	27,704		27,704

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Vitacost.com - Revenue by Product Line

($ in 000s)

	Three Months Ended December 31,
	2011	2010
Third-party product (1)	$50,688	$40,417
Proprietary products	14,323	14,847
Freight	2,403	3,976
Net sales	67,414	59,240

(1) Third-party product sales include advertising and fees earned from affiliate programs of $0 in 4Q11 and $103 in 4Q10.

	Year Ended December 31,
	2011	2010
Third-party product (1)	$190,542	$147,065
Proprietary products	60,973	59,159
Freight	9,009	14,457
Net sales	260,523	220,680

(1) Third-party product sales include advertising and fees earned from affiliate programs of $0 for 2011 and were $771 for 2010.

Vitacost.com Reconciliation of GAAP Operating Income to Adjusted EBITDA

To supplement the consolidated financial statements presented in accordance with GAAP, Vitacost.com uses the non-GAAP measure of adjusted EBITDA, defined as earnings before interest, taxes, depreciation, and amortization of intangible assets. To adjust for the impact of certain matters in 2010 and 2011, the Company has further adjusted the EBITDA calculation to exclude the impact of stock-based compensation expense and expenses from certain legal actions, settlements and related costs, severance costs, and certain other charges and credits. These non-GAAP measures are provided to enhance the user’s overall understanding of the Company’s current financial performance. Management believes that adjusted EBITDA provides useful information to the Company and to investors by excluding certain items that may not be indicative of the Company’s core operating results. However, adjusted EBITDA should not be considered in isolation, or as a substitute for, or as superior to, net income/loss, cash flows, or other consolidated income/loss or cash flow data prepared in accordance with GAAP, or as a measure of the Company’s profitability or liquidity. Although adjusted EBITDA is frequently used as a measure of operating performance, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. Operating income (loss) is the closest financial measure prepared by the Company in accordance with GAAP in terms of comparability to adjusted EBITDA. Below is a reconciliation of reported operating income (loss) determined under GAAP to the presentation of adjusted EBITDA.

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Adjusted EBITDA Calculation ($ in 000s)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Reported operating (loss) income	(3,566)	(6,454)	(14,825)	(13,525)
Depreciation and amortization	1,605	1,384	6,174	5,138
FAS 123R - Stock Option Expense	(104)	577	1,008	1,463
Adjusted EBITDA	($2,066)	($4,492)	($7,644)	($6,924)

Adjustments:
- Severance to former executives	243		1,108
- Accrued severance to former executives		1,113		2,267
- Executive recruiting fees	113	-	374
- Credit from shipping provider			(454)
- Settlement of derivative lawsuits				3,500
- Proxy reimbursement expenses to GHP				700
- 2010 audit fee to independent accountants		533		533
- Additional proxy/legal/consulting expenses	-	1,458	2,398	3,607
Total	357	3,104	3,425	10,606

Adjusted EBITDA	($1,709)	($1,388)	($4,218)	$3,682

Investor Contact:

Vitacost.com

Kathleen Reed

Director of Investor Relations

561.982.4180

ICR, Inc.

John Mills

Senior Managing Director

310.954.1105

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